UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2004

INDYMAC BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (800) 669-2300

Item 5. Other Events.

     On June 8, 2004, IndyMac Bancorp, Inc., a Delaware corporation (the “Company”), the holding company for IndyMac Bank® F.S.B., announced that it priced an offering of 3.2 million shares of its common stock at a public offering price of $31.75 per share. The shares of common stock were sold pursuant to an Underwriting Agreement, dated June 8, 2004, between the Company, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated. The Underwriting Agreement is filed herewith as Exhibit 1.2. The Company will receive $101.6 million in total gross proceeds from the offering.

Item 7. Financial Statements and Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
1.2	Underwriting Agreement for 3,200,000 shares of IndyMac Bancorp, Inc. common stock, dated June 8, 2004, between IndyMac Bancorp, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: June 9, 2004	By:	/s/ Scott Keys
Scott Keys
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
1.2	Underwriting Agreement for 3,200,000 shares of IndyMac Bancorp, Inc. common stock, dated June 8, 2004, between IndyMac Bancorp, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.